SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 15, 2004

Date of Report (Date of earliest event reported)

Spescom Software Inc.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-15935	95-3634089
(Commission File Number)	(IRS Employer Identification No.)

10052 Mesa Ridge Court, Suite 100, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 625-3000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On April 15, 2004, Spescom Software Inc. (“The Company”) appointed Michael Silverman to the Board of Directors of The Company.  Mr. Silverman is a Chartered Accountant and has an M.B.A. from Stanford University.  Mr. Silverman has extensive experience in the software industry and is currently the Chairman of the Board of Directors of Island Pacific (AMES: IPI), a software company.  He founded Advanced Remote Communications Solutions, Inc. (formerly known as Boatracs, Inc.) in 1990.  He served as its Chairman of the Board of Directors until May 2002, and as Chief Executive Officer and President until October 1997, and again from November 1999 to May 2002.  Mr. Silverman previously was the Chairman of the Board of Directors and Chief Executive Officer of the Sussex Group of Companies, which included Huffman-Koos, Barker Brothers and Colby’s.

On April 21, 2004, the Company issued a press release regarding this appointment. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spescom Software Inc.

Date: April 21, 2004	By:	/s/ John W. Low
John W. Low Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 21, 2004